Termination Agreement regarding the Exclusive
Management and Consulting Service Agreement

Party A: Detian Yu Biotechnology (Beijing) Co. Limited （德天御生态科技（北京）有限公司）
Domicile: Unit 807, Building A, North Star Century Centre, North Star Road West No. 8 Yuan, Chaoyang District, Beijing （北京市朝阳区北辰西路8号院北辰世纪中心A座807）

Party B: Jinzhonglongyue Investment Consulting Service Co., Ltd. (晋中龙跃投资咨询服务有限公司)
Domicile: No. 19, Zhuanyao Street, Yuci District, Jinzhong City（晋中市榆次区砖窑街19号）

WHEREAS:

1.
Party A and Party B have entered into an Exclusive Management and Consulting Service Agreement dated November 16, 2010, pursuant to which Party B appointed Party A to provide management and consulting service with respect to the business of Party B and Party B agreed to pay Party A service fees annually which shall be 35% of the net incomes after tax of Party B in every fiscal year.

2.
As provided in the Exclusive Management and Consulting Service Agreement, in the duration of such agreement, Party A may terminate such agreement at any time by giving Party B prior notice of 30 days in writing. Party A has caused such agreement to be terminated by prior written notice.

UPON FRIENDLY NEGOTIATION, NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	Terminate the Exclusive Management and Consulting Service Agreement entered into by and between the parties.

2.
Termination Agreement regarding the Exclusive Management and Consulting Service Agreement (hereinafter referred to as “this Agreement”) shall take effect upon its seal and signature by both parties. The Exclusive Management and Consulting Service Agreement shall be terminated as of the effective date of this Agreement and no longer binding upon the parties hereto. Party A shall not be deemed as controlling shareholder or de facto controller by Party B.

3.
Party B warrants and acknowledges that it releases, discharges and holds harmless Party A from and against any and all obligations assumed by it under the Exclusive Management and Consulting Service Agreement in the duration of such agreement, including without limitation to any obligation in connection with such agreement, which should be discharged by Party A after termination. Party B further waives any claim against Party A connected with or arising from such obligations.

4.
Where Party A shall jointly and severally bear guarantee responsibilities for Party B’s liabilities under the Exclusive Management and Consulting Service Agreement within the duration of such agreement, Party B hereby agrees to timely indemnify and save harmless Party A from and against any and all losses suffered or incurred by it connected with or arising from the assumption of such guarantee responsibilities.

5.	This Agreement shall be in duplicate, one for each party and each shall be equally valid.

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Party A：（seal）

By：（sign） /s/ Authorized Person

Signing date： December 20, 2011

Party B：（seal）

By：（sign） /s/ Authorized Person

Signing date： December 20, 2011